Assured Guaranty Ltd.
September 30, 2016
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; (2) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); (4) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (7) increased competition, including from new entrants into the financial guaranty industry; (8) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (9) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (10) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (11) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (14) the impact of changes in the world’s economy and credit and currency markets and in applicable laws or regulations relating to the decision of the United Kingdom to exit the European Union;(15) difficulties with the execution of Assured Guaranty’s business strategy; (16) loss of key personnel; (17) the effects of mergers, acquisitions and divestitures; (18) natural or man-made catastrophes; (19) other risks and uncertainties that have not been identified at this time; (20) management’s response to these factors; and (21) other risk factors identified in AGL’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income (loss)	$479	$129	$684	$627
Operating income (3)	508	164	760	582

Net income (loss) per diluted share	$3.60	$0.88	$5.06	$4.13
Operating income per diluted share (3)	3.83	1.12	5.64	3.84

Weighted average shares outstanding
Basic shares outstanding	131.9	145.8	134.0	150.7
Diluted shares outstanding (1)	132.8	146.5	134.9	151.6

Effect of refundings and terminations, net on:
Net earned premiums	$126	$105	$332	$242
Net change in fair value of credit derivatives	14	99	92	111
Net income effect	97	137	335	239
Net income per diluted share	0.73	0.94	2.49	1.58

Operating net earned premiums	126	105	331	242
Credit derivative revenues	4	0	24	13
Operating income effect	90	72	288	175
Operating income per diluted share	0.68	0.50	2.14	1.16

Effective tax rate on net income	0.3%	25.0%	8.3%	26.0%
Effective tax rate on operating income (5)	3.8%	24.1%	11.8%	24.3%

Return on equity (ROE) calculations (2)(6):
GAAP ROE	29.7%	8.9%	14.4%	14.4%
ROE, excluding unrealized gain (loss) on investment portfolio	31.8%	9.3%	15.1%	15.3%
Operating ROE	32.6%	11.0%	16.4%	13.0%

New business:
Gross written premiums (GWP)	$16	$40	$71	$94
Present value of new business production (PVP) (3)	50	41	129	103
Gross par written	4,687	4,703	12,211	12,992

			As of
			September 30,	December 31,
			2016	2015
Shareholders' equity			$6,640	$6,063
Operating shareholders' equity			6,456	5,946
Adjusted book value			8,689	8,439

Shares outstanding at the end of period			131.0	137.9

Shareholders' equity per share			$50.70	$43.96
Operating shareholders' equity per share			49.29	43.11
Adjusted book value per share			66.34	61.18

Net debt service outstanding			$465,559	$536,341
Net par outstanding			315,325	358,571
Claims-paying resources (4)			12,052	12,306

1)	Non-GAAP diluted shares outstanding were the same as GAAP diluted shares since both net income and operating income were positive for all periods.

2)	Quarterly ROE calculations represent annualized returns.

3)
Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. Income statement items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of operating income.

4)	See page 8 for additional detail on claims-paying resources.

5)	Represents the ratio of non-GAAP operating provision for income taxes to operating income before income taxes. See pages 4 and 5.

6)	See page 6 for additional information on calculation.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	September 30,	December 31,
	2016	2015
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,752	$10,627
Short-term investments, at fair value	528	396
Other invested assets	165	169
Total investment portfolio	11,445	11,192

Cash	98	166
Premiums receivable, net of commissions payable	608	693
Ceded unearned premium reserve	213	232
Deferred acquisition costs	108	114
Reinsurance recoverable on unpaid losses	87	69
Salvage and subrogation recoverable	455	126
Credit derivative assets	28	81
Deferred tax asset, net	459	276
Current income tax receivable	—	40
Financial guaranty variable interest entities (FG VIE) assets, at fair value	877	1,261
Other assets	291	294
Total assets	$14,669	$14,544

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$3,668	$3,996
Loss and loss adjustment expense reserve	1,091	1,067
Reinsurance balances payable, net	71	51
Long-term debt	1,304	1,300
Credit derivative liabilities	509	446
Current income tax payable	26	—
FG VIE liabilities with recourse, at fair value	832	1,225
FG VIE liabilities without recourse, at fair value	153	124
Other liabilities	375	272
Total liabilities	8,029	8,481

Shareholders' equity:
Common stock	1	1
Additional paid-in capital	1,166	1,342
Retained earnings	5,110	4,478
Accumulated other comprehensive income	358	237
Deferred equity compensation	5	5
Total shareholders' equity	6,640	6,063
Total liabilities and shareholders' equity	$14,669	$14,544

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Net earned premiums	$231	$213	$628	$574
Net investment income	94	112	291	311
Net realized investment gains (losses)	(2)	(27)	(5)	(20)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	15	6	47	35
Net unrealized gains (losses)	6	80	(23)	265
Net change in fair value of credit derivatives	21	86	24	300
Fair value gains (losses) on committed capital securities (CCS)	(23)	(15)	(50)	10
Fair value gains (losses) on FG VIEs	(11)	2	11	0
Bargain purchase gain and settlement of pre-existing relationships	259	—	259	214
Other income (loss)	(3)	(3)	49	43
Total revenues	566	368	1,207	1,432
Expenses:
Loss and loss adjustment expenses (LAE)	(9)	112	183	318
Amortization of deferred acquisition costs	4	5	13	15
Interest expense	26	25	77	76
Other operating expenses	65	54	188	176
Total expenses	86	196	461	585
Income (loss) before income taxes	480	172	746	847
Provision (benefit) for income taxes	1	43	62	220
Net income (loss)	$479	$129	$684	$627

Earnings per share:
Basic	$3.63	$0.88	$5.10	$4.16
Diluted	$3.60	$0.88	$5.06	$4.13

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (1 of 2)
(dollars in millions)

	Three Months Ended				Three Months Ended
	September 30, 2016				September 30, 2015
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$231	$(4)	(1)	$235	$213	$(6)	(1)	$219
Net investment income	94	(1)	(1)	95	112	(2)	(1)	114
Net realized investment gains (losses)	(2)	(2)	(2)	—	(27)	(27)	(2)	0
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	15	15		—	6	6		—
Net unrealized gains (losses)	6	2		4	80	83		(3)
Credit derivative revenues	—	(14)		14	—	(33)		33
Net change in fair value of credit derivatives	21	3	(3)	18	86	56	(3)	30
Fair value gains (losses) on CCS	(23)	(23)	(4)	—	(15)	(15)	(4)	—
Fair value gains (losses) on FG VIEs	(11)	(11)	(1)	—	2	2	(1)	—
Bargain purchase gain and settlement of pre-existing relationships	259	—		259	—	—		—
Other income (loss)	(3)	(2)	(1)(5)	(1)	(3)	(9)	(1)(5)	6
Total revenues	566	(40)		606	368	(1)		369
Expenses:
Loss and LAE:
Financial guaranty insurance	(9)	0	(1)	(9)	112	(10)	(1)	122
Credit derivatives	—	8	(3)	(8)	—	54	(3)	(54)
Amortization of deferred acquisition costs	4	0		4	5	0		5
Interest expense	26	—		26	25	—		25
Other operating expenses	65	—		65	54	0		54
Total expenses	86	8		78	196	44		152
Income (loss) before income taxes	480	(48)		528	172	(45)		217
Provision (benefit) for income taxes	1	(19)	(6)	20	43	(10)	(6)	53
Net income (loss)	$479	$(29)		$508	$129	$(35)		$164

Effective tax rate	0.3%			3.8%	25.0%			24.1%

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on the Company's investments, except for gains and losses on securities classified as trading

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on CCS.

5)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (2 of 2)
(dollars in millions)

	Nine Months Ended				Nine Months Ended
	September 30, 2016				September 30, 2015
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$628	$(12)	(1)	$640	$574	$(16)	(1)	$590
Net investment income	291	0	(1)	291	311	(4)	(1)	315
Net realized investment gains (losses)	(5)	(5)	(2)	—	(20)	(20)	(2)	0
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	47	47		—	35	35		—
Net unrealized gains (losses)	(23)	(7)		(16)	265	268		(3)
Credit derivative revenues	—	(55)		55	—	(92)		92
Net change in fair value of credit derivatives	24	(15)	(3)	39	300	211	(3)	89
Fair value gains (losses) on CCS	(50)	(50)	(4)	—	10	10	(4)	—
Fair value gains (losses) on FG VIEs	11	11	(1)	—	0	0	(1)	—
Bargain purchase gain and settlement of pre-existing relationships	259	—		259	214	(35)	(1)(3)	249
Other income (loss)	49	(22)	(1)(5)	71	43	(9)	(1)(5)	52
Total revenues	1,207	(93)		1,300	1,432	137		1,295
Expenses:
Loss and LAE:
Financial guaranty insurance	183	(4)	(1)	187	318	(17)	(1)	335
Credit derivatives	—	25	(3)	(25)	—	75	(3)	(75)
Amortization of deferred acquisition costs	13	0		13	15	0		15
Interest expense	77	—		77	76	—		76
Other operating expenses	188	1		187	176	1		175
Total expenses	461	22		439	585	59		526
Income (loss) before income taxes	746	(115)		861	847	78		769
Provision (benefit) for income taxes	62	(39)	(6)	101	220	33	(6)	187
Net income (loss)	$684	$(76)		$760	$627	$45		$582

Effective tax rate	8.3%			11.8%	26.0%			24.3%

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on the Company's investments, except for gains and losses on securities classified as trading

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on CCS.

5)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights Non-GAAP Reconciliations
(dollars in millions, except per share amounts)

Operating Income Reconciliation	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net income (loss)	$479	$129	$684	$627
Less pre-tax adjustments:
Realized gains (losses) on investments	(2)	(35)	(7)	(31)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(4)	4	(32)	105
Fair value gains (losses) on CCS	(23)	(15)	(50)	10
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(2)	(9)	(21)	(10)
Effect of consolidating FG VIEs	(17)	10	(5)	4
Total pre-tax adjustments	(48)	(45)	(115)	78
Less tax effect on pre-tax adjustments	19	10	39	(33)
Operating income	$508	$164	$760	$582

Per diluted share:
Net income (loss)	$3.60	$0.88	$5.06	$4.13
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.01)	(0.23)	(0.05)	(0.20)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.03)	0.03	(0.24)	0.69
Fair value gains (losses) on CCS	(0.18)	(0.10)	(0.38)	0.06
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.02)	(0.07)	(0.16)	(0.07)
Effect of consolidating FG VIEs	(0.13)	0.07	(0.04)	0.03
Total pre-tax adjustments	(0.37)	(0.30)	(0.87)	0.51
Less tax effect on pre-tax adjustments	0.14	0.06	0.29	(0.22)
Operating income	$3.83	$1.12	$5.64	$3.84

ROE Reconciliation and Calculation	As of
	September 30,	June 30,	December 31,	September 30,	June 30,	December 31,
	2016	2016	2015	2015	2015	2014
Shareholders' equity	$6,640	$6,250	$6,063	$5,819	$5,806	$5,758
Unrealized gain (loss) on investment portfolio, pre-tax	572	598	376	414	347	534
Less: tax effect	165	171	116	123	104	161
Unrealized gain (loss) on investment portfolio, after-tax	407	427	260	291	243	373
Shareholders' equity, excluding unrealized gain (loss) on investment portfolio	6,233	5,823	5,803	5,528	5,563	5,385

Operating shareholders' equity	6,456	6,011	5,946	5,984	6,011	5,933

			Three Months Ended		Nine Months Ended
			September 30,		September 30,
			2016	2015	2016	2015
Net income (loss)			$479	$129	$684	$627
Operating income			508	164	760	582

Average shareholders' equity			$6,445	$5,813	$6,352	$5,789
Average shareholders' equity, excluding unrealized gain (loss) on investment portfolio			6,028	5,546	6,018	5,457
Average operating shareholders' equity			6,234	5,998	6,201	5,959

GAAP ROE (1)			29.7%	8.9%	14.4%	14.4%
ROE, excluding unrealized gain (loss) on investment portfolio(1)			31.8%	9.3%	15.1%	15.3%
Operating ROE(1)			32.6%	11.0%	16.4%	13.0%

1)	Quarterly ROE calculations represent annualized returns.

Assured Guaranty Ltd.
Operating Shareholders' Equity and Adjusted Book Value
(dollars in millions, except per share amounts)

	As of:
	September 30, 2016		December 31, 2015
	Total	Per Share	Total	Per Share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity	$6,640	$50.70	$6,063	$43.96
Less pre-tax adjustments:
Effect of consolidating FG VIEs	(38)	(0.29)	(35)	(0.25)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(284)	(2.17)	(241)	(1.75)
Fair value gains (losses) on CCS	12	0.09	62	0.45
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	572	4.37	376	2.73
Taxes	(78)	(0.59)	(45)	(0.33)
Operating shareholders' equity	6,456	49.29	5,946	43.11
Pre-tax adjustments:
Less: Deferred acquisition costs	108	0.82	114	0.83
Plus: Net present value of estimated net future credit derivative revenue	155	1.19	169	1.23
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,062	23.37	3,417	24.77
Taxes	(876)	(6.69)	(979)	(7.10)
Adjusted book value	$8,689	$66.34	$8,439	$61.18

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of September 30, 2016
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (8)	Eliminations(3)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,466	$1,710	$420	$1,069	$(660)	$5,005
Contingency reserve(1)	1,425	939	306	—	(306)	2,364
Qualified statutory capital	3,891	2,649	726	1,069	(966)	7,369
Unearned premium reserve(1)	1,378	533	363	704	(363)	2,615
Loss and LAE reserves (1)	364	134	—	296	—	794
Total policyholders' surplus and reserves	5,633	3,316	1,089	2,069	(1,329)	10,778
Present value of installment premium(1)	217	169	2	128	(2)	514
CCS	200	200	—	—	—	400
Excess of loss reinsurance facility (2)	360	360	360	—	(720)	360
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,410	4,045	1,451	2,197	(2,051)	12,052
Adjustment for MAC (4)	662	429	—	—	(1,091)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$5,748	$3,616	$1,451	$2,197	$(960)	$12,052

Statutory net par outstanding (5)	$119,358	$38,859	$46,752	$76,884	$(1,159)	$280,694
Equity method adjustment (4)	28,378	18,374	—	—	(46,752)	—
Adjusted statutory net par outstanding (1)	$147,736	$57,233	$46,752	$76,884	$(47,911)	$280,694

Net debt service outstanding (5)	$183,943	$57,369	$68,838	$120,574	$(2,749)	$427,975
Equity method adjustment (4)	41,785	27,053	—	—	(68,838)	—
Adjusted net debt service outstanding (1)	$225,728	$84,422	$68,838	$120,574	$(71,587)	$427,975
Ratios:
Adjusted net par outstanding to qualified statutory capital	38:1	22:1	64:1	72:1		38:1
Capital ratio (6)	58:1	32:1	95:1	113:1		58:1
Financial resources ratio (7)	35:1	21:1	47:1	55:1		36:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include (i) their 100% share of their respective United Kingdom insurance subsidiaries and (ii) their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. Amounts include financial guaranty insurance and credit derivatives.

2)
Represents an aggregate $360 million excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2016. The facility terminates on January 1, 2018, unless AGC, AGM and MAC choose to extend it.

3)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

4)	Represents adjustments for AGM's and AGC's interest and indirect ownership of MAC.

5)	Net par outstanding and net debt service outstanding are presented on a statutory basis.

6)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

7)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

8)
Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities, except for contingency reserves.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of PVP to GWP for the Three Months Ended September 30, 2016 and September 30, 2015

	Three Months Ended					Three Months Ended
	September 30, 2016					September 30, 2015
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S. (2)	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
PVP	$25	$2	$23	$—	$50	$41	$—	$0	$—	$41
Less: PVP of non-financial guaranty insurance	—	—	22	—	22	—	—	1	—	1
Less: Financial guaranty installment premium PVP	0	2	1	—	3	—	—	(1)	—	(1)
Plus: Installment GWP and other GAAP adjustments(1)	(1)	(9)	1	0	(9)	—	(1)	0	0	(1)
Total GWP	$24	$(9)	$1	$0	$16	$41	$(1)	$0	$0	$40

Gross par written	$3,459	$164	$1,064	$—	$4,687	$4,703	$—	$—	$—	$4,703

Reconciliation of PVP to GWP for the Nine Months Ended September 30, 2016 and September 30, 2015

	Nine Months Ended					Nine Months Ended
	September 30, 2016					September 30, 2015
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S. (2)	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
PVP	$89	$16	$24	$—	$129	$79	$—	$19	$5	$103
Less: PVP of non-financial guaranty insurance	—	—	23	—	23	—	—	2	5	7
Less: Financial guaranty installment premium PVP	0	16	1	—	17	0	—	17	—	17
Plus: Installment GWP and other GAAP adjustments(1)	(17)	6	(5)	(2)	(18)	(2)	(2)	19	0	15
Total GWP	$72	$6	$(5)	$(2)	$71	$77	$(2)	$19	$0	$94

Gross par written	$10,574	$570	$1,067	$—	$12,211	$12,725	$—	$261	$6	$12,992

1)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, gross written premium adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

2)	Included in this category is a structured capital relief Triple-X excess of loss life reinsurance transaction written in the third quarter 2016.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended		Nine Months Ended
	September 30, 2016		September 30, 2016
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$1,732	A-	$5,224	A-
Tax backed	508	A	1,824	A-
Municipal utilities	553	A-	1,384	A-
Transportation	87	BBB	1,006	BBB
Higher education	346	A-	662	A-
Housing	15	A-	170	BBB
Infrastructure finance	140	BBB	149	BBB
Other public finance	78	A	155	A+
Total U.S. public finance	3,459	A-	10,574	A-
Non-U.S. public finance:
Regulated utilities	164	BBB+	570	BBB+
Total non-U.S. public finance	164	BBB+	570	BBB+
Total public finance	$3,623	A-	$11,144	A-

U.S. structured finance:
Insurance securitizations	$1,039	AA	$1,039	AA
Commercial receivables	25	BBB	25	BBB
Other structured finance	—	-	3	A-
Total U.S. structured finance	1,064	AA	1,067	AA
Non-U.S. structured finance:
Total non-U.S. structured finance	—	-	—	-
Total structured finance	$1,064	AA	$1,067	AA

Total gross par written	$4,687	A	$12,211	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

								Nine Months
	1Q-15	2Q-15	3Q-15	4Q-15	1Q-16	2Q-16	3Q-16	2015	2016
PVP:
Public finance - U.S.	$13	$25	$41	$45	$31	$33	$25	$79	$89
Public finance - non-U.S.	—	—	—	27	7	7	2	—	16
Structured finance - U.S.	18	1	0	3	—	1	23	19	24
Structured finance - non-U.S.	5	—	—	1	—	—	—	5	—
Total PVP	$36	$26	$41	$76	$38	$41	$50	$103	$129

Reconciliation of PVP to GWP:

Total PVP	$36	$26	$41	$76	$38	$41	$50	$103	$129
Less: PVP of non-financial guaranty insurance	6	0	1	0	0	1	22	7	23
Less: Financial guaranty installment premium PVP	17	1	(1)	29	7	7	3	17	17
Plus: Installment GWP and other GAAP adjustments	19	(3)	(1)	40	(12)	3	(9)	15	(18)
Total GWP	$32	$22	$40	$87	$19	$36	$16	$94	$71

Gross par written:
Public finance - U.S.	$2,441	$5,581	$4,703	$3,652	$2,749	$4,366	$3,459	$12,725	$10,574
Public finance - non-U.S.	—	—	—	567	—	406	164	—	570
Structured finance - U.S.	261	—	—	66	—	3	1,064	261	1,067
Structured finance - non-U.S.	6	—	—	59	—	—	—	6	—
Total	$2,708	$5,581	$4,703	$4,344	$2,749	$4,775	$4,687	$12,992	$12,211

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of September 30, 2016
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
Obligations of states and political subdivisions(4)	$4,913	3.87%	3.58%	$5,274	$190
Insured obligations of state and political subdivisions (2)(4)	359	4.91	4.54	395	18
U.S. Treasury securities and obligations of U.S. government agencies	234	1.76	1.29	244	4
Agency obligations	147	4.45	3.72	161	6
Corporate securities (4)	1,733	3.49	2.71	1,775	60
Mortgage-backed securities (MBS):
Residential MBS (RMBS) (3)(4)	1,082	4.49	3.38	1,105	49
Commercial MBS (CMBS)	618	3.17	2.48	649	20
Asset-backed securities (4)	860	3.48	2.35	892	30
Foreign government securities	273	1.82	1.19	257	5
Total fixed maturity securities	10,219	3.74	3.16	10,752	382
Short-term investments	528	0.29	0.19	528	1
Cash (5)	98	—	—	98	—
Total	$10,845	3.57%	3.01%	$11,378	$383

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$244	2.3%
Agency obligations	161	1.5
AAA/Aaa	1,313	12.2
AA/Aa	5,543	51.5
A/A	1,949	18.1
BBB	210	2.0
Below investment grade (BIG) (7)	1,290	12.0
Not rated	42	0.4
Total fixed maturity securities, available-for-sale	$10,752	100.0%

Duration of fixed maturity securities and short-term investments (in years):		5.2

Average ratings of fixed maturity securities and short-term investments		A+

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's),

average A+. Includes fair value of $141 million insured by AGC and AGM.

3)	Includes fair value of $255 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Cash is not included in the yield calculation.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation bonds) or other risk management strategies which use internal ratings classifications.

7)
Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $2,148 million in par with carrying value of $1,287 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

Reconciliation of future operating net premiums earned to future GAAP net premiums earned

	Future GAAP Net Premiums Earned	Future Operating Net Premiums Earned related to FG VIEs	Future Operating Net Premiums Earned
2016 Q4	$100	$3	$103
2017	359	14	373
2018	323	11	334
2019	287	9	296
2020	261	7	268

2016-2020	1,330	44	1,374
2021-2025	1,004	22	1,026
2026-2030	635	13	648
2031-2035	380	12	392
After 2035	298	5	303
Total	$3,647	$96	$3,743

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Future Operating Net Premiums Earned	Future Credit Derivative Revenues	Total
2016 (as of September 30)		$465,559
2016 Q4	$12,954	452,605	$99	$4	$103	$8	$111
2017	51,253	401,352	358	15	373	23	396
2018	36,199	365,153	320	14	334	12	346
2019	29,499	335,654	283	13	296	11	307
2020	23,308	312,346	256	12	268	10	278

2016-2020	153,213	312,346	1,316	58	1,374	64	1,438
2021-2025	106,055	206,291	981	45	1,026	44	1,070
2026-2030	82,452	123,839	620	28	648	31	679
2031-2035	59,106	64,733	377	15	392	26	418
After 2035	64,733	—	292	11	303	32	335
Total	$465,559		$3,586	$157	$3,743	$197	$3,940

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of September 30, 2016. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2)	See page 15 for ‘‘Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed.’’

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2016 (as of September 30)						$28,436
2016 Q4	$1,112	$309	$(13)	$362	$1,770	26,666
2017	9,449	897	56	489	10,891	15,775
2018	1,062	760	(22)	577	2,377	13,398
2019	475	873	9	622	1,979	11,419
2020	75	678	(3)	347	1,097	10,322

2016-2020	12,173	3,517	27	2,397	18,114	10,322
2021-2025	374	1,585	175	2,208	4,342	5,980
2026-2030	279	424	900	743	2,346	3,634
2031-2035	471	120	497	951	2,039	1,595
After 2035	718	233	154	490	1,595	—
Total structured finance	$14,015	$5,879	$1,753	$6,789	$28,436

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2016 (as of September 30)		$286,889
2016 Q4	$7,685	279,204
2017	27,359	251,845
2018	22,084	229,761
2019	16,734	213,027
2020	12,106	200,921

2016-2020	85,968	200,921
2021-2025	59,856	141,065
2026-2030	51,942	89,123
2031-2035	40,229	48,894
After 2035	48,894	—
Total public finance	$286,889

Net par outstanding (end of period)

	1Q-15	2Q-15	3Q-15	4Q-15	1Q-16	2Q-16	3Q-16
Public finance - U.S.	$313,444	$312,182	$300,732	$291,866	$282,055	$272,114	$258,650
Public finance - non-U.S.	29,619	32,319	30,103	29,577	29,385	28,128	28,239
Structured finance - U.S.	38,430	38,906	35,435	31,770	30,452	25,562	24,387
Structured finance - non-U.S.	7,606	6,977	6,091	5,358	5,123	4,060	4,049
Net par outstanding	$389,099	$390,384	$372,361	$358,571	$347,015	$329,864	$315,325

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Present Value (PV) of Net Expected Loss to be Expensed
As of September 30, 2016
(dollars in millions)

	Net Expected Loss to be Expensed (1)
	GAAP(2)	Operating(2)

2016 Q4	$8	$11
2017	37	46
2018	37	44
2019	33	39
2020	31	37

2016-2020	146	177
2021-2025	129	145
2026-2030	95	103
2031-2035	56	67
After 2035	23	27
Total expected PV of net expected loss to be expensed	449	519
Future accretion	242	261
Total expected future loss and LAE	$691	$780

1)	The present value of net expected loss to be paid is discounted using weighted-average risk free rates ranging from 0.0% to 2.42% for U.S. dollar denominated obligations.

2)	Net expected loss to be expensed for GAAP reported income is different than operating income, a non-GAAP financial measure, by the amount related to consolidated FG VIEs and credit derivatives.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	September 30, 2016		December 31, 2015
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$111,753	A	$126,255	A
Tax backed	52,444	A	58,062	A
Municipal utilities	40,851	A	45,936	A
Transportation	21,346	A-	23,454	A
Healthcare	12,381	A	15,006	A
Higher education	10,587	A	11,936	A
Infrastructure finance	3,680	BBB+	4,993	BBB
Housing	1,889	A-	2,037	A
Investor-owned utilities	871	BBB+	916	A-
Other public finance	2,848	A	3,271	A
Total U.S. public finance	258,650	A	291,866	A
Non-U.S. public finance:
Infrastructure finance	11,644	BBB	12,728	BBB
Regulated utilities	9,905	BBB+	10,048	BBB+
Pooled infrastructure	1,595	AA	1,879	AA
Other public finance	5,095	A	4,922	A
Total non-U.S. public finance	28,239	BBB+	29,577	BBB+
Total public finance	$286,889	A-	$321,443	A

U.S. structured finance:
Pooled corporate obligations	$11,660	AAA	$16,008	AAA
RMBS	5,879	BBB-	7,067	BBB-
Insurance securitizations	2,310	A+	3,000	A+
Financial products	1,753	AA-	1,906	AA-
Consumer receivables	1,671	BBB+	2,099	A-
Commercial receivables	327	BBB	427	BBB+
CMBS and other commercial real estate related exposures	161	AAA	533	AAA
Other structured finance	626	AA	730	AA-
Total U.S. structured finance	24,387	AA-	31,770	AA-

Non-U.S. structured finance:
Pooled corporate obligations	2,355	AA-	3,645	AA
RMBS	710	A-	492	BBB
Commercial receivables	389	BBB	600	BBB+
Other structured finance	595	AA-	621	AA-
Total non-U.S. structured finance	4,049	A+	5,358	AA-
Total structured finance	$28,436	AA-	$37,128	AA-

Total	$315,325	A	$358,571	A

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of September 30, 2016
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$2,182	0.9%	$703	2.5%	$11,187	45.9%	$1,526	37.7%	$15,598	5.0%
AA	53,330	20.6	1,768	6.2	6,246	25.6	134	3.4	61,478	19.5
A	137,270	53.1	6,466	22.9	1,744	7.1	669	16.5	146,149	46.3
BBB	58,274	22.5	17,872	63.3	869	3.6	1,172	28.9	78,187	24.8
BIG	7,594	2.9	1,430	5.1	4,341	17.8	548	13.5	13,913	4.4
Net Par Outstanding (1)	$258,650	100.0%	$28,239	100.0%	$24,387	100.0%	$4,049	100.0%	$315,325	100.0%

1)
As of September 30, 2016, excludes $2.1 billion of net par as a result of loss mitigation strategies, including loss mitigation securities held in the investment portfolio, which are primarily BIG. The September 30, 2016 amounts include $3.7 billion of net pat acquired from CIFG Assurance North America, Inc. (CIFG).

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of September 30, 2016
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$43,262	13.7%
Pennsylvania	21,095	6.7
Texas	20,976	6.7
New York	20,559	6.5
Illinois	19,035	6.0
Florida	13,842	4.4
New Jersey	13,126	4.2
Michigan	9,415	3.0
Georgia	6,655	2.1
Ohio	6,312	2.0
Other states	84,373	26.8
Total public finance	258,650	82.1
U.S. structured finance:	24,387	7.7
Total U.S.	283,037	89.8

Non-U.S.:
United Kingdom	17,058	5.4
Australia	3,421	1.1
Canada	2,947	0.9
France	2,087	0.7
Italy	1,415	0.4
Other	5,360	1.7
Total non-U.S.	32,288	10.2

Total net par outstanding	$315,325	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of September 30, 2016
(dollars in millions)

Net Direct Economic Exposure to Selected European Countries (1)

	Hungary	Italy	Portugal	Spain	Turkey (4)	Total

Sub-sovereign exposure (2)	$252	$955	$80	$366	$—	$1,653
Non-sovereign exposure (3)	180	427	—	—	203	810
Total	$432	$1,382	$80	$366	$203	$2,463
Total BIG	$360	$—	$80	$366	$—	$806

1)	While the Company’s exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, primarily Euros.

2)
Sub-sovereign exposure in Selected European Countries includes transactions backed by receivables from or supported by sub-sovereigns, which are governmental or government-backed entities other than the ultimate governing body of the country.

3)	Non-sovereign exposure in Selected European Countries includes debt of regulated utilities, RMBS and diversified payment rights (DPR) securitizations.

4)
The $203 million net insured par exposure in Turkey is to DPR securitizations sponsored by a major Turkish bank. These DPR securitizations were established outside of Turkey and involve payment orders in U.S. dollars, pounds sterling and Euros from persons outside of Turkey to beneficiaries in Turkey who are customers of the sponsoring bank. The sponsoring bank's correspondent banks have agreed to remit all such payments to a trustee-controlled account outside Turkey, where debt service payments for the DPR securitization are given priority over payments to the sponsoring bank.

Please refer to the Glossary for an explanation of the Company's net par outstanding, internal rating approach and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of September 30, 2016
(dollars in millions)

Exposure to Puerto Rico

	Gross Par Outstanding	Net Par Outstanding	Gross Debt Service Outstanding	Net Debt Service Outstanding
Total	$5,437	$4,786	$9,041	$8,093

Net Exposure to Puerto Rico by Risk(1)

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (2)	Total Net Par Outstanding (3)	Gross Par Outstanding
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds (5)	$680	$378	$421	$(3)	$1,476	$1,577
Puerto Rico Public Buildings Authority (PBA)(5)	11	169	0	(11)	169	175
Public Corporations - Certain Revenues Potentially Subject to Clawback(4)
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue)(6)	273	519	209	(83)	918	950
PRHTA (Highways revenue)	213	93	44	—	350	556
Puerto Rico Convention Center District Authority (PRCCDA)	—	152	—	—	152	152
Puerto Rico Infrastructure Financing Authority (PRIFA)(5)	—	17	1	—	18	18
Other Public Corporations
Puerto Rico Electric Power Authority (PREPA)	417	73	234	—	724	876
Puerto Rico Aqueduct and Sewer Authority (PRASA)	—	285	88	—	373	373
Puerto Rico Municipal Finance Agency (MFA)	175	61	98	—	334	488
Puerto Rico Sales Tax Financing Corporation (COFINA)	262	—	9	—	271	271
University of Puerto Rico	—	1	—	—	1	1
Total net exposure to Puerto Rico	$2,031	$1,748	$1,104	$(97)	$4,786	$5,437

1)	The general obligation bonds of Puerto Rico and various obligations of its related authorities and public corporations are rated triple-C or below.

2)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

3)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $31 million and a fully accreted net par at maturity of $63 million. Of these amounts, current net par of $18 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $7 million and fully accreted net par at maturity of $7 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

4)
The Governor issued executive orders on November 30, 2015, and December 8, 2015, directing the Puerto Rico Department of Treasury and the Puerto Rico Tourism Company to retain or transfer certain taxes and revenues pledged to secure the payment of bonds issued by PRHTA, PRIFA and PRCCDA. On January 7, 2016 the Company sued various Puerto Rico governmental officials in the United States District Court, District of Puerto Rico asserting that this attempt to “claw back” pledged taxes and revenues is unconstitutional, and demanding declaratory and injunctive relief.

5)	As of the date of this filing, the Company has paid claims on these credits.

6)	The September 30, 2016 amount include $46 million of net par acquired from CIFG.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of September 30, 2016
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico(1)

	2016 (4Q)	2017 (1Q)	2017 (2Q)	2017 (3Q)	2017 (4Q)	2018	2019	2020	2021	2022	2023	2024	2025	2026 -2030	2031 -2035	2036 -2040	2041 -2045	2046 -2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$0	$0	$0	$93	$0	$75	$82	$136	$16	$37	$15	$73	$68	$255	$480	$146	$—	$—	$1,476
PBA	—	—	—	28	—	—	3	5	13	0	6	0	7	52	39	16	—	—	169
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	0	0	0	36	0	38	32	25	18	28	34	4	29	162	227	240	45	—	918
PRHTA (Highways revenue)	—	—	—	10	—	10	21	22	25	6	8	8	8	28	167	37	—	—	350
PRCCDA	—	—	—	—	—	—	—	—	—	—	—	—	—	19	104	29	—	—	152
PRIFA	—	—	—	—	—	2	—	—	—	—	2	—	—	—	—	10	4	—	18
Other Public Corporations
PREPA	0	0	0	5	—	4	25	42	22	22	81	78	52	309	84	0	—	—	724
PRASA	—	—	—	—	—	—	—	—	—	—	—	2	25	84	—	2	92	168	373
MFA	—	—	—	48	—	47	44	37	33	33	16	12	12	52	—	—	—	—	334
COFINA	0	0	0	0	0	(1)	(1)	(1)	(2)	(3)	1	0	(2)	(6)	32	99	155	—	271
University of Puerto Rico	—	—	—	0	—	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total net par for Puerto Rico	$0	$0	$0	$220	$0	$175	$206	$266	$125	$123	$163	$177	$199	$955	$1,134	$579	$296	$168	$4,786

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $31 million and a fully accreted net par at maturity of $63 million. Of these amounts, current net par of $18 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $7 million and fully accreted net par at maturity of $7 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of September 30, 2016
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico(1)

	2016 (4Q)	2017 (1Q)	2017 (2Q)	2017 (3Q)	2017 (4Q)	2018	2019	2020	2021	2022	2023	2024	2025	2026 -2030	2031 -2035	2036 -2040	2041 -2045	2046 -2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$0	$38	$0	$131	$0	$146	$150	$200	$73	$93	$69	$127	$118	$461	$611	$161	$—	$—	$2,378
PBA	—	4	—	32	—	7	10	13	20	6	13	6	13	71	49	17	—	—	261
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	0	24	0	60	0	84	77	67	58	68	73	41	66	322	348	288	47	—	1,623
PRHTA (Highways revenue)	—	10	—	19	—	29	39	39	42	20	21	21	21	88	203	38	—	—	590
PRCCDA	—	3	—	4	—	7	7	7	7	7	7	7	7	51	127	30	—	—	271
PRIFA	—	0	—	0	—	3	1	1	1	1	3	1	1	3	3	13	4	—	35
Other Public Corporations
PREPA	2	15	2	20	2	37	58	74	52	50	109	102	72	366	92	0	—	—	1,053
PRASA	—	10	—	10	—	19	19	19	19	19	19	21	44	160	68	70	159	181	837
MFA	—	8	—	57	—	62	56	47	40	39	21	16	15	57	—	—	—	—	418
COFINA	0	6	0	6	0	13	13	13	13	13	16	14	13	68	103	164	171	—	626
University of Puerto Rico	—	0	—	0	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total net par for Puerto Rico	$2	$118	$2	$339	$2	$407	$430	$480	$325	$316	$351	$356	$370	$1,647	$1,605	$781	$381	$181	$8,093

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $31 million and a fully accreted net par at maturity of $63 million. Of these amounts, current net par of $18 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $7 million and fully accreted net par at maturity of $7 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of September 30, 2016
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$10,188	73.3%	23.3%	25.4%
AA	1,476	10.6	43.3	54.7
A	788	5.7	42.9	49.6
BBB	606	4.3	39.3	40.6
BIG	847	6.1	39.7	24.7
Total exposures	$13,905	100.0%	27.6%	30.3%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
Synthetic investment grade pooled corporates	$7,920	57.0%	22.2%	19.9%	AAA
CBOs/CLOs	2,772	19.9	28.8	45.5	AAA
Trust preferred
Banks and insurance	1,622	11.7	43.0	45.2	A
U.S. mortgage and real estate investment trusts	509	3.7	49.2	51.9	BBB-
European mortgage and real estate investment trusts	426	3.0	36.4	41.1	BBB
Other pooled corporates	656	4.7	—	—	BBB
Total exposures	$13,905	100.0%	27.6%	30.3%	AAA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
As of September 30, 2016
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$2	$186	$30	$1,467	$3	$1,688
AA	25	249	55	336	0	665
A	16	12	0	85	0	112
BBB	33	2	—	81	0	117
BIG	141	599	87	1,166	1,304	3,296
Total exposures	$217	$1,047	$171	$3,136	$1,307	$5,879

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$33	$47	$15	$986	$82	$1,163
2005	108	396	32	169	280	984
2006	76	79	29	703	375	1,262
2007	—	525	96	1,213	570	2,404
2008	—	—	—	66	—	66
Total exposures	$217	$1,047	$171	$3,136	$1,307	$5,879

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	BIG Net Par Outstanding
	September 30, 2016	December 31, 2015
U.S. public finance:
General obligation	$3,213	$2,964
Tax backed	2,261	2,389
Municipal utilities	1,144	1,247
Infrastructure finance	371	403
Healthcare	245	350
Higher education	216	244
Transportation	87	86
Housing	19	19
Other public finance	38	82
Total U.S. public finance	7,594	7,784
Non-U.S. public finance:
Infrastructure finance	1,106	1,053
Other public finance	324	325
Total non-U.S. public finance	1,430	1,378
Total public finance	$9,024	$9,162

U.S. structured finance:
RMBS	$3,296	$3,973
Pooled corporate obligations	555	806
Consumer receivables	238	305
Insurance securitizations	126	216
Commercial receivables	109	75
Other structured finance	17	94
Total U.S. structured finance	4,341	5,469
Non-U.S. structured finance:
Pooled corporate obligations	362	386
RMBS	109	103
Commercial receivables	77	63
Total non-U.S. structured finance	548	552
Total structured finance	$4,889	$6,021
Total BIG net par outstanding	$13,913	$15,183

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	September 30, 2016	December 31, 2015
Category 1
U.S. public finance	$2,632	$4,765
Non-U.S. public finance	1,370	875
U.S. structured finance	755	1,874
Non-U.S. structured finance	453	509
Total Category 1	5,210	8,023
Category 2
U.S. public finance	3,107	2,883
Non-U.S. public finance	60	503
U.S. structured finance	798	700
Non-U.S. structured finance	95	43
Total Category 2	4,060	4,129
Category 3
U.S. public finance	1,855	136
Non-U.S. public finance	—	—
U.S. structured finance	2,788	2,895
Non-U.S. structured finance	—	—
Total Category 3	4,643	3,031
BIG Total	$13,913	$15,183

1)
Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which is a claim that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of September 30, 2016
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	$1,663	CCC-
Puerto Rico Highways & Transportation Authority	1,268	CC-
Puerto Rico Electric Power Authority	724	CC
Puerto Rico Aqueduct & Sewer Authority	373	CCC
Oyster Bay, New York	365	BB+
Louisville Arena Authority Inc.	337	BB
Puerto Rico Municipal Finance Agency	334	CCC-
Puerto Rico Sales Tax Financing Corporation	271	CCC+
Puerto Rico Convention Center District Authority	152	CC-
Woonsocket (City of), Rhode Island	135	BB
Stockton Pension Obligation Bonds, California	113	D
Penn Hills School District, Pennsylvania	107	BB
Butler County General Authority, Pennsylvania	105	BB
Detroit-Wayne County Stadium Authority, Michigan	93	BB-
Orange County Tourist Development Tax, Florida	86	BB
Atlantic City, New Jersey	70	BB
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	61	BB
Jennie Stuart Medical Center	58	BB+
Robert Wood Johnson Health Care Corporation at Hamilton	54	B+
Southlands Metropolitan District No. 1, Colorado	52	BB
University of the Arts, Pennsylvania	51	BB
Total	$6,472

Non-U.S. public finance:
Reliance Rail Finance Pty Limited	$528	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	252	BB-
Valencia Fair	244	BB-
Autovia de la Mancha, S.A.	115	BB-
CountyRoute (A130) plc	91	BB-
Breeze Finance S.A.	58	B-
Metropolitano de Porto Lease and Sublease of Railroad Equipment	55	B+
Total	$1,343
Total	$7,815

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of September 30, 2016
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	BIG Net Par Outstanding	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
Name or description
U.S. structured finance:
RMBS:
Option One 2007-FXD2	$245	CCC	0.0%	17.4%
Countrywide HELOC 2006-I	202	B	0.0%	3.1%
Nomura Asset Accept. Corp. 2007-1	167	CCC	0.0%	24.2%
Soundview 2007-WMC1	166	CCC	—	41.1%
MABS 2007-NCW	147	CCC	0.0%	36.1%
Countrywide Home Equity Loan Trust 2007-D	125	CCC	0.0%	2.4%
New Century 2005-A	116	CCC	5.9%	18.8%
Countrywide Home Equity Loan Trust 2005-J	108	CCC	0.1%	3.9%
Countrywide HELOC 2006-F	106	CCC	0.0%	5.0%
Countrywide HELOC 2005-D	101	CCC	0.0%	4.4%
Countrywide HELOC 2007-B	97	B	0.0%	3.4%
Countrywide HELOC 2007-A	97	CCC	0.0%	2.5%
IndyMac 2007-H1 HELOC	80	B	—	2.1%
DORAL 2006-1	76	B	7.4%	22.7%
Soundview Home Loan Trust 2008-1	66	CCC	0.7%	24.1%
GMACM 2004-HE3	62	CCC	0.0%	5.3%
ACE 2007-D1	54	CCC	2.6%	27.4%
ACE 2007-SL1	54	CCC	—	6.2%
Total RMBS	$2,069

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of September 30, 2016
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	BIG Net Par Outstanding	Internal Rating	Current Credit Enhancement
Name or description
U.S. structured finance:
Non-RMBS:
Alesco Preferred Funding XVI, Ltd.	$211	BB	22.4%
Taberna Preferred Funding II, Ltd.	144	B	31.6%
US Capital Funding IV, LTD	127	CCC	11.8%
Ballantyne Re Plc	85	CC	N/A
Taberna Preferred Funding VI, Ltd.	73	BB-	39.9%
National Collegiate Trust Series 2006-2	68	CCC	N/A
Subtotal non-RMBS	$708
Subtotal U.S. structured finance	$2,777

Non-U.S. structured finance:
Gleneagles Funding Ltd.	$231	BB	N/A
Private Pooled Corporate Transaction	88	BB	N/A
FHB	59	BB-	N/A
Blade Engine Securitization Ltd. Series 2006-1 A-1	52	CCC	N/A
Subtotal Non-U.S. structured finance	$430
Total	$3,207

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of September 30, 2016
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating
New Jersey (State of)	$4,514	BBB+
Illinois (State of)	2,111	BBB+
California (State of)	2,111	A
New York (City of) New York	1,783	A+
Pennsylvania (Commonwealth of)	1,734	A
New York (State of)	1,724	A+
Massachusetts (Commonwealth of)	1,712	AA
Port Authority New York & New Jersey	1,681	A-
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,663	CCC-
Chicago (City of) Illinois	1,607	BBB+
New York Metropolitan Transportation Authority	1,357	A
Los Angeles Unified School District, California	1,308	AA-
Chicago Public Schools, Illinois	1,274	BBB-
Puerto Rico Highways & Transportation Authority	1,268	CC-
Wisconsin (State of)	1,266	A+
Massachusetts (commonwealth of) Water Resources	1,210	AA
North Texas Tollway Authority	1,204	A
Georgia Board of Regents	1,187	A
Philadelphia (City of) Pennsylvania	1,181	BBB+
Philadelphia School District, Pennsylvania	1,037	BBB
Great Lakes Water Authority (Sewerage), Michigan	1,024	BBB
Arizona (State of)	1,007	A+
Chicago-O'Hare International Airport, Illinois	1,001	A-
Michigan (State of)	949	A+
Miami-Dade County Aviation, Florida	909	A
Long Island Power Authority	878	BBB+
Great Lakes Water Authority (Water), Michigan	870	BBB
Atlanta Georgia Water & Sewer System	869	BBB+
Central Florida Expessway Authority, Florida	837	A+
Kentucky (Commonwealth of)	786	A+
Miami-Dade County, Florida Water & Sewer	771	A+
District of Columbia	771	AA-
Miami-Dade County School Board, Florida	768	A-
Houston Texas Water and Sewer Authority	766	AA-
Pennsylvania Turnpike Commission	733	A-
Metro Washington Airport Authority	729	A+
Puerto Rico Electric Power Authority	724	CC
New York City Municipal Water Finance Authority	721	AA
Oglethorpe Power Corporation, Georgia	718	BBB+
Miami-Dade County, Florida	702	A+
Metropolitan Pier & Exposition Authority, Illinois	689	A
Nassau County, New York	688	A-
Regional Transportation Authority, Illinois	689	AA-
San Jose Airport, California	686	BBB+
Garden State Preservation Trust (Open Space & Farmland), New Jersey	645	AA
Jefferson County Alabama Sewer	641	BBB-
San Diego Unified School District, California	632	AA
California (State of) Department of Water Resources - Electric Power Revenue	615	AA-
Sacramento County, California	610	A-
San Francisco (City & County) Airports Commission	604	A
Total top 50 U.S. public finance exposures	$55,964

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of September 30, 2016
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating	Credit Enhancement
Private US Insurance Securitization	$800	AA	N/A
Synthetic Investment Grade Pooled Corporate CDO	766	AAA	14.8%
Synthetic Investment Grade Pooled Corporate CDO	744	AAA	26.7%
Synthetic Investment Grade Pooled Corporate CDO	655	AAA	14.9%
Synthetic Investment Grade Pooled Corporate CDO	563	AAA	23.4%
Synthetic Investment Grade Pooled Corporate CDO	516	AAA	14.3%
Private US Insurance Securitization	500	AA	N/A
Fortress Credit Opportunities I, LP.	475	AA	50.8%
SLM Private Credit Student Trust 2007-A	450	A-	18.2%
Synthetic Investment Grade Pooled Corporate CDO	450	AAA	17.2%
Synthetic Investment Grade Pooled Corporate CDO	440	AAA	21.2%
LIICA Holdings, LLC	428	AA	N/A
Synthetic Investment Grade Pooled Corporate CDO	400	AAA	17.6%
Synthetic Investment Grade Pooled Corporate CDO	400	AAA	32.6%
Synthetic Investment Grade Pooled Corporate CDO	380	AAA	29.2%
SLM Private Credit Student Loan Trust 2006-C	356	A+	23.3%
Synthetic Investment Grade Pooled Corporate CDO	346	AAA	16.3%
Synthetic Investment Grade Pooled Corporate CDO	315	AAA	14.2%
Synthetic Investment Grade Pooled Corporate CDO	283	AAA	30.3%
Cent CDO 15 Limited	279	AAA	18.9%
Synthetic Investment Grade Pooled Corporate CDO	270	AAA	29.1%
Private US Insurance Securitization	250	AA	N/A
Option One 2007-FXD2	245	CCC	0.0%
Cent CDO 12 Limited	241	AAA	27.1%
Alesco Preferred Funding XVI, Ltd.	211	BB	22.4%
Timberlake Financial, LLC Floating Insured Notes	207	BBB-	N/A
Synthetic Investment Grade Pooled Corporate CDO	204	AAA	10.4%
Synthetic Investment Grade Pooled Corporate CDO	204	AAA	9.2%
Countrywide HELOC 2006-I	202	B	0.0%
Access Group Private Student Loan Series 2007-A, Class A-3 Asset-Backed Floating Rate Notes (UBS)	173	AA	26.7%
Synthetic Investment Grade Pooled Corporate CDO	170	AAA	27.6%
Nomura Asset Accept. Corp. 2007-1	167	CCC	0.0%
Soundview 2007-WMC1	166	CCC	—
CWALT Alternative Loan Trust 2007-HY9	164	A	0.2%
CWABS 2007-4	156	A	1.1%
MABS 2007-NCW	147	CCC	0.0%
Taberna Preferred Funding II, Ltd.	144	B	31.6%
ALESCO Preferred Funding XIII, Ltd.	137	AA	51.7%
Trapeza CDO XI	134	A-	47.1%
Private Other Structured Finance Transaction	129	AAA	N/A
Grayson CLO	127	AAA	55.2%
US Capital Funding IV, LTD	127	CCC	11.8%
Countrywide Home Equity Loan Trust 2007-D	125	CCC	0.0%
Lime Street CLO, LTD.	119	AAA	36.4%
New Century 2005-A	116	CCC	5.9%
Countrywide 2007-13	114	AA-	19.6%
OwnIt Mortgage Loan ABS Certificates 2006-3	111	AAA	18.6%
Structured Asset Investment Loan Trust 2006-1	111	AAA	10.5%
First Franklin Mortgage Loan ABS 2005-FF12	111	AAA	71.7%
Soundview Home Equity Loan Trust 2006-OPT1	111	AAA	45.9%
Total top 50 U.S. structured finance exposures	$14,439

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of September 30, 2016
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Hydro-Quebec, Province of Quebec	Canada	$2,005	A+
Thames Water Utility Finance PLC	United Kingdom	1,198	A-
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	1,008	BBB+
Channel Link Enterprises Finance PLC	France, United Kingdom	812	BBB
Capital Hospitals (Barts)	United Kingdom	699	BBB-
Verbund - Lease and Sublease of Hydro-Electric equipment	Austria	669	AAA
Sydney Airport Finance Company	Australia	668	BBB
Southern Water Services Limited	United Kingdom	644	A-
InspirED Education (South Lanarkshire) plc	Scotland	633	BBB-
Southern Gas Networks PLC	United Kingdom	584	BBB
Campania Region - Healthcare receivable	Italy	578	BBB-
International Infrastructure Pool	United Kingdom	570	AA
Reliance Rail Finance Pty. Limited	Australia	528	BB
International Infrastructure Pool	United Kingdom	513	AA
International Infrastructure Pool	United Kingdom	513	AA
Envestra Limited	Australia	500	BBB
Dali Capital PLC-Northumbrian Water	United Kingdom	470	BBB+
Scotland Gas Networks Plc (A2)	United Kingdom	448	BBB
United Utilities Water PLC	United Kingdom	440	BBB+
Central Nottinghamshire Hospitals PLC	United Kingdom	436	BBB
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	405	BBB
National Grid Gas PLC	United Kingdom	390	BBB+
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	387	BBB
Yorkshire Water Services Finance Plc	United Kingdom	371	A-
Wessex Water Services Finance plc	United Kingdom	351	BBB+
Total top 25 non-U.S. exposures		$15,820

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of September 30, 2016
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Ocwen Loan Servicing, LLC (1)	$1,821
Specialized Loan Servicing, LLC	1,453
Bank of America, N.A. (2)	1,302
Wells Fargo Bank N.A.	549
JPMorgan Chase Bank	224
Select Portfolio Servicing, Inc.	138
Banco Popular de Puerto Rico	76
Ditech Financial LLC	54
Carrington Mortgage Services, LLC	42
Citicorp Mortgage Securities, Inc.	38
Total top 10 U.S. residential mortgage servicer exposures	$5,697

1) Includes GMAC Mortgage LLC, Residential Funding Inc. and Homeward Residential Inc.

2)	Includes Countrywide Home Loans Servicing LP.

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
MultiCare Health System	$405	AA-	WA
Dignity Health, California	364	A	CA
Children's National Medical Center, District of Columbia	361	A-	DC
Methodist Healthcare	354	A+	TN
CHRISTUS Health	335	A	TX
Bon Secours Health System Obligated Group	319	A-	MD
Carolina HealthCare System	319	AA-	NC
Mercy Health (f/k/a Catholic Health Partners)	272	A	OH
Columbus Regional Healthcare System Inc.	269	BBB-	GA
Palmetto Health Alliance, South Carolina	269	A-	SC
Total top 10 U.S. healthcare exposures	$3,267

Please refer to the Glossary for the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid After Benefit for R&W
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid(1) After Benefit for R&W for the Three Months Ended September 30, 2016

	Net Expected Loss to be Paid (Recovered) as of June 30, 2016	Net Expected Loss to be Paid (Recovered) on CIFG as of July 1, 2016	Economic Loss Development During 3Q-16	(Paid) Recovered Losses During 3Q-16	Net Expected Loss to be Paid (Recovered) as of September 30, 2016
Public Finance:
U.S. public finance	$963	$40	$9	$(196)	$816
Non-U.S public finance	37	2	(1)	—	38
Public Finance	1,000	42	8	(196)	854

U.S. RMBS
First lien:
Prime first lien	3	—	0	0	3
Alt-A first lien	(96)	0	3	5	(88)
Option ARMs	(56)	—	(3)	3	(56)
Subprime first lien	227	—	(17)	(12)	198
Total first lien	78	0	(17)	(4)	57
Second lien	114	(22)	(10)	9	91
Total U.S. RMBS (2)	192	(22)	(27)	5	148
Triple-X life insurance transactions	100	—	(23)	(23)	54
Student loans	31	—	0	0	31
Other structured finance	3	2	(2)	0	3
Structured Finance	326	(20)	(52)	(18)	236
Total	$1,326	$22	$(44)	$(214)	$1,090

Rollforward of Net Expected Loss and LAE to be Paid(1) After Benefit for R&W for the Nine Months Ended Ended September 30, 2016

	Net Expected Loss to be Paid (Recovered) as of December 31, 2015	Net Expected Loss to be Paid (Recovered) on CIFG as of July 1, 2016	Economic Loss Development During 2016	(Paid) Recovered Losses During 2016	Net Expected Loss to be Paid (Recovered) as of September 30, 2016
Public Finance:
U.S. public finance	$771	$40	$218	$(213)	$816
Non-U.S public finance	38	2	(2)	—	38
Public Finance	809	42	216	(213)	854

U.S. RMBS
First lien:
Prime first lien	(2)	—	0	5	3
Alt-A first lien	127	0	(51)	(164)	(88)
Option ARMs	(28)	—	(34)	6	(56)
Subprime first lien	251	—	(42)	(11)	198
Total first lien	348	0	(127)	(164)	57
Second lien	61	(22)	(12)	64	91
Total U.S. RMBS (2)	409	(22)	(139)	(100)	148
Triple-X life insurance transactions	99	—	(21)	(24)	54
Student loans	54	—	(15)	(8)	31
Other structured finance	20	2	(4)	(15)	3
Structured Finance	582	(20)	(179)	(147)	236
Total	$1,391	$22	$37	$(360)	$1,090

1)	Includes expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

2)	Includes future net representations and warranties (R&W) recoverable (payable) of $79 million as of December 31, 2015, $(58) million as of June 30, 2016 and $(37) million as of September 30, 2016.

Assured Guaranty Ltd.
Loss Measures
As of September 30, 2016
(dollars in millions)

	Total Net Par Outstanding for BIG Transactions	3Q-16 Loss and LAE	3Q-16 Operating Loss and LAE	2016 Loss and LAE	2016 Operating Loss and LAE	GAAP Net Expected Loss to be Expensed	Operating Net Expected Loss to be Expensed
Public Finance:
U.S. public finance	$7,594	$20	$20	$233	$233	$274	$274
Non-U.S public finance	1,430	0	0	(1)	(1)	14	14
Public Finance	9,024	20	20	232	232	288	288
Structured Finance:
U.S. RMBS:
First lien:
Prime first lien	141	0	0	(1)	(1)	0	0
Alt-A first lien	598	0	0	10	10	26	35
Option ARMs	87	1	1	(20)	(23)	16	16
Subprime	1,166	(6)	(6)	(11)	(23)	46	50
Total first lien	1,992	(5)	(5)	(22)	(37)	88	101
Second lien	1,304	3	(5)	15	12	55	112
Total U.S. RMBS	3,296	(2)	(10)	(7)	(25)	143	213
Triple-X life insurance transactions	126	(24)	(23)	(22)	(21)	7	7
TruPS	555	0	(1)	0	—	—	—
Student loans	109	(1)	(1)	(15)	(15)	2	2
Other structured finance	803	(2)	(2)	(5)	(9)	9	9
Structured Finance	4,889	(29)	(37)	(49)	(70)	161	231
Total	$13,913	$(9)	$(17)	$183	$162	$449	$519

Reconciliation of GAAP to Non-GAAP operating loss measures

	3Q-16	2016
Loss and LAE	$(9)	$183
Adjustments for loss incurred/ (benefit) related to:
Credit derivatives	$(8)	$(25)
FG VIEs	0	4
Operating loss and LAE	$(17)	$162

As of September 30, 2016
GAAP net expected loss to be expensed	$449
Adjustments to add net expected loss to be expensed related to:
Credit derivatives	0
FG VIEs	70
Operating net expected loss to be expensed	$519

GAAP future accretion	$242
Adjustments to add future accretion related to:
Credit derivatives	0
FG VIEs	19
Operating future accretion	$261

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for Nine Months Ended September 30, 2016		Year Ended December 31,
			2015		2014		2013		2012
GAAP Summary Income Statement Data
Net earned premiums	$628		$766		$570		$752		$853
Net investment income	291		423		403		393		404
Realized gains and other settlements on credit derivatives	47		(18)		23		(42)		(108)
Total expenses	461		776		463		466		822
Income (loss) before income taxes	746		1,431		1,531		1,142		132
Net income (loss)	684		1,056		1,088		808		110
Net income (loss) per diluted share	5.06		7.08		6.26		4.30		0.57

GAAP Summary Balance Sheet Data
Total investments and cash	$11,543		$11,358		$11,459		$10,969		$11,223
Total assets	14,669		14,544		14,919		16,285		17,240
Unearned premium reserve	3,668		3,996		4,261		4,595		5,207
Loss and LAE reserve	1,091		1,067		799		592		601
Long-term debt	1,304		1,300		1,297		814		834
Shareholders’ equity	6,640		6,063		5,758		5,115		4,994
Shareholders’ equity per share	50.70		43.96		36.37		28.07		25.74

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$465,559		$536,341		$609,622		$690,535		$780,356
Gross debt service outstanding (end of period)	484,571		559,470		646,722		737,380		833,098
Net par outstanding (end of period)	315,325		358,571		403,729		459,107		518,772
Gross par outstanding (end of period)	327,456		373,192		426,705		487,895		550,908

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$427,975		$502,331		$583,598		$663,797		$756,044
Gross debt service outstanding (end of period)	445,521		524,104		619,475		709,000		807,420
Net par outstanding (end of period)	280,694		327,306		379,714		434,597		496,237
Gross par outstanding (end of period)	291,428		340,662		401,552		461,845		527,126

Claims-paying resources
Policyholders' surplus	$5,005		$4,550		$4,142		$3,202		$3,579
Contingency reserve	2,364		2,263		2,330		2,934		2,364
Qualified statutory capital	7,369		6,813		6,472		6,136		5,943
Unearned premium reserve	2,615		3,045		3,299		3,545		3,833
Loss and LAE reserves	794		1,043		852		773		512
Total policyholders' surplus and reserves	10,778		10,901		10,623		10,454		10,288
Present value of installment premium	514		645		716		858		1,005
CCS and standby line of credit	400		400		400		400		600
Excess of loss reinsurance facility	360		360		450		435		435
Total claims-paying resources	$12,052		$12,306		$12,189		$12,147		$12,328

Ratios:
Net par outstanding to qualified statutory capital	38	:1	48	:1	59	:1	71	:1	83:1
Capital ratio(2)	58	:1	74	:1	90	:1	108	:1	127:1
Financial resources ratio(2)	36	:1	41	:1	48	:1	55	:1	61:1

Par and Debt Service Written
Gross debt service written:
Public finance - U.S.	$16,376		$25,832		$20,804		$15,559		$25,252
Public finance - non-U.S.	644		2,054		233		674		40
Structured finance - U.S.	1,094		355		423		297		623
Structured finance - non-U.S.	—		69		387		—		—
Total gross debt service written	$18,114		$28,310		$21,847		$16,530		$25,915

Net debt service written	$18,114		$28,310		$21,847		$16,497		$25,915
Net par written	12,211		17,336		13,171		9,331		16,816
Gross par written	12,211		17,336		13,171		9,350		16,816
1) Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 8 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of Non-GAAP Financial Measures (1 of 2)
(dollars in millions, except per share amounts)

	Nine Months Ended September 30, 2016	Year Ended December 31,
		2015	2014	2013	2012
PVP:
Public finance - U.S.	$89	$124	$128	$116	$166
Public finance - non-U.S.	16	27	7	18	1
Structured finance - U.S.	24	22	24	7	43
Structured finance - non-U.S.	—	6	9	—	—
Total PVP	129	179	168	141	210
Less: PVP of non-financial guaranty insurance	23	7	—	—	—
Less: Financial guaranty installment premium PVP	17	46	42	26	45
Plus: Installment GWP and other GAAP adjustments (1)	(18)	55	(22)	8	88
Total GWP	$71	$181	$104	$123	$253

Operating income reconciliation:
Net income (loss)	$684	$1,056	$1,088	$808	$110
Less pre-tax adjustments:
Realized gains (losses) on investments	(7)	(37)	(51)	54	(7)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(32)	505	687	(49)	(672)
Fair value gains (losses) on CCS	(50)	27	(11)	10	(18)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(21)	(15)	(21)	(1)	21
Effect of consolidating FG VIEs	(5)	25	235	296	95
Total pre-tax adjustments	(115)	505	839	310	(581)
Less tax effect on pre-tax adjustments	39	(148)	(242)	(111)	156
Operating income	$760	$699	$491	$609	$535

Operating income per diluted share reconciliation:
Net income (loss) per diluted share	$5.06	$7.08	$6.26	$4.30	$0.57
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.05)	(0.25)	(0.29)	0.29	(0.04)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.24)	3.39	3.95	(0.26)	(3.53)
Fair value gains (losses) on CCS	(0.38)	0.18	(0.06)	0.05	(0.09)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.16)	(0.10)	(0.12)	(0.01)	0.11
Effect of consolidating FG VIEs	(0.04)	0.17	1.35	1.58	0.50
Total pre-tax adjustments	(0.87)	3.39	4.83	1.65	(3.05)
Less tax effect on pre-tax adjustments	0.29	(1.00)	(1.40)	(0.60)	0.81
Operating income per diluted share	$5.64	$4.69	$2.83	$3.25	$2.81

1)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, gross written premium adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Assured Guaranty Ltd.
Summary of Non-GAAP Financial Measures (2 of 2)
(dollars in millions, except per share amounts)

	As of September 30, 2016	As of December 31,
		2015	2014	2013	2012
Adjusted book value reconciliation:
Shareholders' equity	$6,640	$6,063	$5,758	$5,115	$4,994
Less pre-tax adjustments:
Effect of consolidating FG VIEs	(38)	(35)	(68)	(265)	(545)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(284)	(241)	(741)	(1,447)	(1,346)
Fair value gains (losses) on CCS	12	62	35	46	35
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	572	376	534	208	664
Taxes	(78)	(45)	65	409	356
Operating shareholders' equity	6,456	5,946	5,933	6,164	5,830
Pre-tax adjustments:
Less: Deferred acquisition costs	108	114	121	124	116
Plus: Net present value of estimated net future credit derivative revenue	155	169	159	214	317
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,062	3,417	3,497	3,880	4,407
Taxes	(876)	(979)	(973)	(1,101)	(1,287)
Adjusted book value	$8,689	$8,439	$8,495	$9,033	$9,151

Adjusted book value per share reconciliation:
Shareholders' equity per share	$50.70	$43.96	$36.37	$28.07	$25.74
Less pre-tax adjustments:
Effect of consolidating FG VIEs	(0.29)	(0.25)	(0.43)	(1.45)	(2.81)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(2.17)	(1.75)	(4.68)	(7.94)	(6.94)
Fair value gains (losses) on CCS	0.09	0.45	0.22	0.25	0.18
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	4.37	2.73	3.37	1.14	3.42
Taxes	(0.59)	(0.33)	0.41	2.24	1.84
Operating shareholders' equity per share	49.29	43.11	37.48	33.83	30.05
Pre-tax adjustments:
Less: Deferred acquisition costs	0.82	0.83	0.76	0.68	0.60
Plus: Net present value of estimated net future credit derivative revenue	1.19	1.23	1.00	1.17	1.63
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	23.37	24.77	22.09	21.30	22.72
Taxes	(6.69)	(7.10)	(6.15)	(6.04)	(6.63)
Adjusted book value per share	$66.34	$61.18	$53.66	$49.58	$47.17

Glossary

Net Par Outstanding and Internal Ratings
Net par outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with United States (U.S.) government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information are obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2015.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Glossary (continued)

Sectors (continued)

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities (TruPS). These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Commercial Mortgage-Backed Securities (CMBS) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties.

Financial Products Business is how the Company refers to the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business was comprised of AGMH's GICs business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Glossary (continued)

Sectors (continued)

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, aircraft and aircraft engine financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Obligations are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

The Company discloses both financial measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, which may define non-GAAP financial measures differently than Assured Guaranty.

Management and the Board of Directors use non-GAAP financial measures, as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. By disclosing non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to some of the same information that management and the Board of Directors review internally. Assured Guaranty believes its presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results.

Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Many investors, analysts and financial news reporters also use adjusted book value to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Operating income enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Two non-GAAP financial measures, growth in adjusted book value per share and operating income, are key measures used to help determine compensation.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Operating Income: Management believes that operating income is a useful measure because it presents the results of operations of the Company with all financial guaranty contracts accounted for on a consistent basis and excludes fair value adjustments that are not expected to result in economic gain or loss, which clarifies the understanding of the underwriting results and financial condition of the Company. Operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, this adjustment presents all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the effects of consolidating FG VIEs. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs. This adjustment presents all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation.

6) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of the Company with all financial guaranty contracts accounted for on a consistent basis and excludes fair value adjustments that are not expected to result in economic gain or loss, which clarifies the understanding of the underwriting results and financial condition of the Company. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

Non-GAAP Financial Measures (continued)

Operating Shareholders’ Equity (continued):
1)    Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

 5) Elimination of the tax asset or liability related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted Book Value: Management uses adjusted book value to measure the intrinsic value of the Company, excluding franchise value. Growth in adjusted book value per share is one of the key financial measures used in determining the amount of certain long term compensation to management and employees and used by rating agencies and investors. Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues net of expected losses. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future credit derivative revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax asset or liability related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Operating Return on Equity (Operating ROE): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis. Operating ROE is one of the key financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Credit Derivative Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

Non-GAAP Financial Measures (continued)

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross written premiums and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Revenues) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@agltd.com